Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated December 28, 2017, of Natural Health Farm Holdings, Inc. relating to the audit of the financial statements as of September 30, 2017 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 9, 2018